Merchant Success Drives Shopify's Excellent Q1 - Delivering Strong Revenue Growth AND Profitability

Internet, Everywhere - May 8, 2025 - Shopify Inc. (NASDAQ, TSX: SHOP) announced today financial results for the quarter ended March 31, 2025. Shopify achieved 27% revenue growth and 15% free cash flow margin. Shopify has now delivered double-digit free cash flow margins for seven consecutive quarters.

"Our Q1 results confirm two clear facts. First, we are delivering both growth and profitability at scale. Second, businesses perform better on Shopify, regardless of market conditions," said Harley Finkelstein, President of Shopify. "We built Shopify for times like these. We handle the complexity so merchants can focus on their customers. We ship products faster than anyone else, giving merchants the edge they need to succeed."

Jeff Hoffmeister, Chief Financial Officer of Shopify, added, "Q1 marked another very strong set of financial results for Shopify, with 27% revenue growth and 15% free cash flow margin. We have now achieved eight consecutive quarters of pro forma revenue growth of 25% or more and seven consecutive quarters of GMV growth greater than 20%, all while increasing our free cash flow. These metrics highlight our strong performance and dedication to supporting our merchants' success."(1)

Selected Business Performance Information(2)
(In US $ millions, except percentages)

	Three months ended
	March 31, 2025	March 31, 2024
GMV	74,750	60,855

MRR	182	151

Revenue	2,360	1,861

Gross profit	1,169	957

Operating income	203	86

Free cash flow	363	232

YoY revenue growth rate	27%	23%

Free cash flow margin	15%	12%

(1)Pro forma revenue excludes revenues earned from previously divested logistics businesses.

(2)See endnotes below for definitions of GMV and MRR and additional information on free cash flow and free cash flow margin, which are non-GAAP financial measures and are reconciled to the comparable GAAP measures in the non-GAAP reconciliation at the end of this press release.

2025 Outlook
The outlook that follows supersedes all prior financial outlook statements made by Shopify, constitutes forward-looking information within the meaning of applicable securities laws, is based on a number of assumptions, and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Shopify’s control. Please see "Forward-looking Statements" below for more information.

For the second quarter of 2025, we expect:
•Revenue to grow at a mid-twenties percentage rate on a year-over-year basis;
•Gross profit dollars to grow at a high-teens percentage rate on a year-over-year basis;
•Operating expense as a percentage of revenue to be 39% to 40%;
•Stock-based compensation to be $120 million; and
•Free cash flow margin to be in the mid-teens, similar to the first quarter of 2025.

Quarterly Conference Call
Shopify’s management team will hold a conference call to discuss first-quarter results today, May 8, 2025, at 8:30 a.m. ET. The conference call will be webcast on the investor relations section of Shopify’s website at www.shopifyinvestors.com/news-and-events. An archived replay of the webcast will be available following the conclusion of the call.

Shopify’s Form 10-Q for the quarter ended March 31, 2025, including the unaudited Condensed Consolidated Financial Statements, the accompanying Notes, and Management's Discussion and Analysis will be available on Shopify’s website at www.shopify.com and will be filed on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

About Shopify
Shopify is a leading global commerce company that provides essential internet infrastructure for commerce, offering trusted tools to start, scale, market, and run a business of any size. Shopify makes commerce better for everyone with a platform and services that are engineered for speed, customization, reliability, and security, while delivering a better shopping experience for consumers online, in store, and everywhere in between. Shopify powers millions of businesses in more than 175 countries and is trusted by brands such as BarkBox, Vuori, BevMo, Carrier, JB Hi-Fi, Meta, ButcherBox, SKIMS, Supreme, and many more.
For more information visit www.shopify.com

CONTACT INVESTORS:	CONTACT MEDIA:
Carrie Gillard	Stephanie Ross
Director, Investor Relations	Lead, Communications
IR@shopify.com	press@shopify.com

Shopify Inc. Condensed Consolidated Statement of Operations
(In US $ millions)

	Three months ended
	March 31, 2025	March 31, 2024
Revenues
Subscription solutions	620	511
Merchant solutions	1,740	1,350
	2,360	1,861
Cost of revenues
Subscription solutions	123	95
Merchant solutions	1,068	809
	1,191	904
Gross profit	1,169	957
Operating expenses
Sales and marketing	405	361
Research and development	377	335
General and administrative	109	124
Transaction and loan losses	75	51
Total operating expenses	966	871
Operating income	203	86
Net other expense, including taxes(3)	(885)	(359)
Net loss	(682)	(273)
less: equity investments, marked to market, net of taxes	(908)	(417)
Net income excluding the impact of equity investments(4)	226	144

(3) Net other expense, including taxes includes interest income, gains and losses on equity and other investments, foreign exchange gains and losses, and our provision for income taxes.

(4) Net income excluding the impact of equity investments is a non-GAAP financial measure which is reconciled at the end of this press release. The impact of any gains or losses on our equity investments in third parties are not relevant to the fundamentals of our business. Valuations of third parties in public and private markets are outside of our control, and therefore, fluctuations in those valuations have little analytical or predictive value regarding our ability to drive operational results.

Note: A more detailed Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) are available in the Quarterly Report on Form 10-Q filed concurrently with this press release with US and Canadian regulators and available at www.sec.gov and www.sedarplus.ca.

Shopify Inc. Condensed Consolidated Balance Sheets
(In US $ millions)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	1,309	1,498
Marketable securities	4,205	3,981
Trade and other receivables, net	297	342
Loans and merchant cash advances, net	1,392	1,224
Other current assets	242	209
	7,445	7,254
Long-term assets
Property and equipment, net	46	47
Operating lease right-of-use assets, net	105	93
Intangible assets, net	39	22
Deferred tax assets	98	37
Other long-term assets	23	21
Long-term investments	894	709
Equity and other investments ($2,931 and $3,930, carried at fair value)	3,640	4,647
Equity method investment	619	642
Goodwill	491	452
	5,955	6,670
Total assets	13,400	13,924
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities	776	737
Deferred revenue	295	283
Operating lease liabilities	19	18
Convertible senior notes	919	918
	2,009	1,956
Long-term liabilities
Deferred revenue	135	147
Operating lease liabilities	200	190
Deferred tax liabilities	5	73
	340	410
Shareholders’ equity
Common stock	9,831	9,634
Additional paid-in capital	279	305
Accumulated other comprehensive loss	(6)	(10)
Accumulated surplus	947	1,629
Total shareholders’ equity	11,051	11,558
Total liabilities and shareholders’ equity	13,400	13,924

Shopify Inc. Condensed Consolidated Statements of Cash Flows
(In US $ millions)

	Three months ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities
Net loss for the period	(682)	(273)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and depreciation	8	10
Stock-based compensation	114	105
Provision for transaction and loan losses	43	28
Deferred income tax (recovery) expense	(129)	1
Revenue related to non-cash consideration	(13)	(35)
Net loss on equity and other investments	1,021	373
Net loss on equity method investment	23	44
Unrealized foreign exchange (gain) loss	(12)	6
Changes in operating assets and liabilities	(6)	(21)
Net cash provided by operating activities	367	238
Cash flows from investing activities
Purchases of property and equipment	(4)	(6)
Purchases of marketable securities	(1,718)	(2,137)
Maturities of marketable securities	1,331	2,147
Purchases and originations of loans	(805)	(575)
Repayments and sales of loans	637	545
Purchases of equity and other investments	(4)	(1)
Acquisition of business, net of cash acquired	(56)	—
Net cash used in investing activities	(619)	(27)
Cash flows from financing activities
Proceeds from the exercise of stock options	59	3
Net cash provided by financing activities	59	3
Effect of foreign exchange on cash, cash equivalents and restricted cash	4	(4)
Net (decrease) increase in cash, cash equivalents and restricted cash	(189)	210
Cash, cash equivalents and restricted cash – beginning of period	1,498	1,413
Cash, cash equivalents and restricted cash – end of period	1,309	1,623

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow Reconciliation
(In US $ millions, except percentages)

The following table illustrates how free cash flow is calculated in this press release:

	Three months ended
	March 31, 2025	March 31, 2024
Net cash provided by operating activities	367	238
less: capital expenditures(5)	(4)	(6)
Free cash flow	363	232
Revenue	2,360	1,861
Free cash flow margin	15%	12%

Net Income Excluding the Impact of Equity Investments Reconciliation
(In US $ millions)

The following table illustrates how Net income excluding the impact of equity investments is calculated in this press release:

	Three months ended
	March 31, 2025	March 31, 2024
Net loss	(682)	(273)
less: equity investments, marked to market, net of taxes	(908)	(417)
Net income excluding the impact of equity investments(4)	226	144

(5) Capital expenditures is equivalent to the amount included in “Purchases of property and equipment” on our Condensed Consolidated Statements of Cash Flows for the reported period.

Financial Performance Constant Currency Analysis
(In US $ millions, except percentages)

The following table converts our GMV, revenues, gross profit, and operating income using the comparative period's monthly average exchange rates. We have provided the below disclosure as we believe it presents a clear comparison of our period-to-period operating results by removing the impact of fluctuations in foreign exchange rates and to assist investors in understanding our financial and operating performance. The table below and our Condensed Consolidated Statement of Operations disclosure are supplements to our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP.

	Three months ended March 31,
	GMV	Revenue	Subscription solutions revenue	Merchant solutions revenue	Gross profit	Operating income
2024 as reported(6)	60,855	1,861	511	1,350	957	86
2025 as reported(6)	74,750	2,360	620	1,740	1,169	203
Percentage change YoY	23%	27%	21%	29%	22%	136%
Constant currency impact	(1,040)	(18)	(3)	(15)	(10)	4
Percentage change YoY constant currency	25%	28%	22%	30%	23%	131%

(6) GAAP, excluding GMV

Forward-looking Statements
This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”), including statements related to Shopify’s financial outlook, such as expected revenue and expenses for the next fiscal quarter. These statements can be identified by words such as “expect” and are based on Shopify's current projections and expectations about future events and financial results. Known and unknown risks may cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, the Company’s ability to maintain expected growth and manage expenses, the impact of changes in economic conditions and consumer spending in key markets such as the United States and Europe and globally, the impact of measures that affect international trade, including tariffs, our reliance on third party cloud providers to deliver services, a cyberattack or security breach, and serious errors or defects in software or hardware. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are set out in Shopify's Annual Report on Form 10-K under the heading “Risk Factors” and other filings made with US and Canadian securities regulators, available at www.sec.gov and www.sedarplus.ca. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to management on the date hereof and represent management’s beliefs regarding future events, projection and financial trends, which, by their nature, are inherently uncertain. The forward-looking statements are provided to give additional information about management’s expectations and beliefs and may not be appropriate for other purposes. Shopify undertakes no duty to publicly update or revise any forward-looking statements, except as may be required by law.

Endnotes:
Gross Merchandise Volume, or GMV, represents the total dollar value of orders facilitated through the Shopify platform including certain apps and channels for which a revenue-sharing arrangement is in place in the period, net of refunds, and inclusive of shipping and handling, duty, and value-added taxes.

Monthly Recurring Revenue, or MRR, is calculated by multiplying the number of merchants by the average monthly subscription plan fee in effect on the last day of that period and is used by management as a directional indicator of subscription solutions revenue going forward assuming merchants maintain their subscription plan the following month. In the three months ended March 31, 2024, the Company revised the inclusion of paid trials in the calculation of MRR.

Free cash flow and free cash flow margin are non-GAAP financial measures which are reconciled in the non-GAAP reconciliation at the end of this press release. Shopify believes free cash flow and free cash flow margin provide useful information to help investors and others understand our operating results and the performance of our business in the same manner as management. Shopify does not reconcile forward-looking non-GAAP free cash flow margin as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Free cash flow is a non-GAAP financial measure calculated as cash flow from operations less capital expenditures.